Exhibit 2(n)


                          INDEPENDENT AUDITORS' CONSENT


The Board of Trustees
Pilgrim Senior Income Fund:

We consent to the use of our report incorporated herein and to the references to our firm under the headings "Financial Highlights" and "More Information-Auditors" in the prospectus and "Independent Auditors" in the Statement of Additional Information.


                                            /s/ KPMG LLP

Los Angeles, California
March 29, 2001